Exhibit 10.2

Absorption-type Company Split Agreement

This Absorption-type Company Split Agreement (hereinafter referred to as this “Agreement”) is entered into between Bell & Joy Power Partners Inc. (hereinafter referred to as "BJPP") and MEDIROM Healthcare Technologies Inc. (hereinafter referred to as "MEDIROM") as follows:

Article 1 (Absorption-type Company Split)

BJPP and MEDIROM shall implement an absorption-type demerger (hereinafter referred to as the "Absorption-type Company Split") in accordance with the provisions of this Agreement for the purpose of succession of the rights and obligations in connection with the salon development business and the business of provision of information system and back-office service (hereinafter referred to as the "Businesses") from MEDIROM to BJPP.

Article 2 (Trade Name and Address of Succeeding Company and Splitting Company)

The trade names and addresses of the Succeeding Company and the Splitting Company pertaining to the Absorption-type Company Split are as follows:

(1) Succeeding Company

Trade Name: Bell & Joy Power Partners Inc.

Address: 2-3-1, Daiba, Minato-ku, Tokyo

(2) Splitting Company

Trade Name: MEDIROM Healthcare Technologies Inc.

Address: 2-3-1, Daiba, Minato-ku, Tokyo

Article 3 (Rights and Obligations to Succeed)

1. Upon the Absorption-type Company Split, BJPP shall assume from MEDIROM its assets, liabilities, contractual status and other rights and obligations stated in Exhibit "Description of Succeeded Rights and Obligations" in connection with the Businesses.

2. With respect to any obligations to be succeeded to by BJPP from MEDIROM, MEDIROM shall remain jointly and severally liable after the Effective Date (defined in Article 5).

Article 4 (Consideration for Absorption-type Company Split)

No shares, monies, or any other consideration shall be provided by BJPP to MEDIROM in consideration for the Absorption-type of Company Split.

Article 5 (Effective Date)

The effective date of the Absorption-type Company Split (hereinafter referred to as the "Effective Date") shall be July 3rd, 2023. Provided, however, that such date may be changed after discussion between BJPP and MEDIROM if necessary for process of the Absorption-type Company Split or due to any other reason.

Article 6 (Shareholders' Meeting for Approval of Company Split)

1. Pursuant to Paragraph 1 of Article 796 of the Companies Act, BJPP shall implement the Absorption-type Company Split without obtaining the approval of the general meeting of shareholders set forth in Paragraph 1 of Article 795 of the Companies Act.

2. Pursuant to Paragraph 2 of Article 784 of the Companies Act, MEDIROM shall implement the Absorption-type Company Split without obtaining the approval of the general meeting of shareholders set forth in Paragraph 1 of Article 783 of the Companies Act. The base date referred to in Paragraph 1 of Article 187 of the Ordinance on the Companies Act shall be June 30, 2023.

Article 7 (Management of Company Assets)

BJPP and MEDIROM shall exercise due care as a prudent manager in performing its duties and managing its assets from the date of this Agreement to the previous date of the Effective Date, and with regard to any act materially affecting its assets or rights and obligations, BJPP and MEDIROM shall proceed with such act after discussion between BJPP and MEDIROM and mutual consent.

Article 8 (Compete)

With regard to the Businesses, MEDIROM shall not be subject to the obligation to compete set forth in Article 21 of the Companies Act.

Article 9 (Change of Split Term, etc.)

After the execution date of this Agreement, but before the Effective Date, terms of the Absorption-type Company Split hereunder may be amended, or terminated, in case any material change in conditions of assets or operation of BJPP or MEDIROM occurs, or in any other case any events adversely and materially affecting the implementation of the Absorption-type Company Split occurs, due to any natural disaster or any other reason.

Article 10 (Matters not Stipulated in this Agreement)

In addition to the matters stipulated in this Agreement, any matters necessary for the Absorption-type Company Split shall be determined by BJPP and MEDIROM in accordance with the purpose of this Agreement.

IN WITNESS WHEREOF, this Agreement has been executed in duplicate, and BJPP shall retain the original, and MEDIROM shall retain a copy thereof, with the name and seal affixed by BJPP and MEDIROM.

May 31, 2023

BJPP:      2-3-1, Daiba, Minato-ku, Tokyo

Bell & Joy Power Partners Inc.

/s/ Daihachiro Kawaguchi, Representative Director

MEDIROM: 2-3-1, Daiba, Minato-ku, Tokyo

MEDIROM Healthcare Technologies Inc.

/s/ Kouji Eguchi, Representative Director

Exhibit

Description of Succeeded Rights and Obligations

BJPP shall succeed from MEDIROM to the following assets, liabilities, contractual status and other rights and obligations incidental thereto relating to the Businesses as of the Effective Date (which is the date defined in Article 5 hereof) by the Absorption-type Company Split:

1. Assets

Part of current assets and non-current assets belonging to the Businesses

2. Liabilities

Part of current liabilities and non-current liabilities which belong to the Businesses but not to others.

3. Contracts (See Item 4 for employment contracts)

Contracts executed by MEDIROM belonging to the Businesses, existing as of the time immediately before the effectiveness of the Absorption-type Company Split; however, excluding contracts that relate to MEDIROM’s businesses other than the Businesses.

4. Employment Contracts

Contractual status in connection with employment contracts executed by MEDIROM related to the Businesses and any other rights and obligations thereunder; however, excluding wage rights and obligations and premium of social insurance arose by the previous date of the Effective Date.

5. Intellectual Properties

No intellectual properties are subject to the succession.

6. Permission, etc.

Licenses, permits, approvals, grants, registrations, notifications, etc. relating to the Businesses that can be succeeded to by laws and regulations.

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